UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
May 5, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Rovion Transaction
On May 9, 2011, Local.com Corporation (the “Registrant”) issued a press release announcing that it had completed its acquisition of substantially all of the assets of Rovion, Inc., a Delaware corporation (“Rovion”) in accordance with the terms of that certain Asset Purchase Agreement dated April 4, 2011 (the “Agreement”) with DigitalPost Interactive, Inc., a Nevada corporation, (“DGLP”) and Rovion, its wholly-owned subsidiary. The acquisition was completed May 5, 2011. The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 8, 2011. A copy of the press release is attached hereto as Exhibit 99.1. The assets acquired include:
•	A rich media advertising platform, which allows for the sale, creation, delivery and tracking of animated and video-based ads for both national and local advertisers, including “In-Person” the online video spokesperson, as well as virtually all other forms of rich media advertisements;

•	A rich media advertising toolset, known as the Rovion Ad Management Platform (“RAMP”), targeted to local media publishers and medium to small ad agencies, which allows for self-service rich media ad creation by professional media developers and novices alike, and subsequently enables the delivery, tracking and reporting of all ad activity through the RAMP control panel;

•	A workflow/tracking toolset that facilitates the schedules and tracking of In-Person ad requests, scheduling of actors and studios and the approval of scripts; and

•	Two professional quality green-screen studios and the maintenance of a network of relationships for access to additional professional quality green-screen studios throughout the United States.
The transaction contemplated under the Agreement was completed upon the satisfaction of certain closing conditions, including the approval of the bankruptcy court currently hearing the bankruptcy proceedings of Rovion. DGLP received $2,296,000 in cash of which $485,000 was used to repay certain promissory notes made by DGLP and held by the Registrant. The transaction was funded from the Registrant’s cash on hand. Allocation of the purchase price will be determined based on a fair market valuation of the assets acquired. Except for liabilities arising from certain contracts assumed by the Registrant from and after the closing of the transaction and approximately $227,000 of accounts payable related to Rovion, no other liabilities were assumed by the Registrant in connection with the transaction.
The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive after the closing date. The representations and warranties of DGLP and Rovion are qualified by information contained in confidential disclosure schedules that DGLP and Rovion provided to the Registrant in connection with the execution of the Agreement. Although certain of the information contained in the disclosure schedules may be non-public, the Registrant does not believe that this information is required to be publicly disclosed under the Federal securities laws. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws or were used for the purpose of allocating risk between the Registrant and DGLP and Rovion, rather than establishing matters as facts. Accordingly, you should not rely on these representations and warranties as statements of fact.
DGLP and Rovion agreed to defend, indemnify and hold harmless the Registrant and its employees, directors, representatives, subsidiaries and shareholders (the “Registrant Indemnitees”), and any third party claiming by or through any of the Registrant Indemnitees, from and against any and all losses arising out of or resulting from (i) any breach of any representation or warranty made by DGLP or Rovion in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of DGLP or Rovion in the Agreement or certain of the closing documents, (iii) any litigation pending against DGLP or Rovion as of the closing date of the transaction, and (iv) any retained liabilities, as such term is defined in the Agreement. Due to the fact that Rovion and DGLP are presently in bankruptcy, the Registrant does not believe that the indemnification provisions will provide any protections to the Registrant if a claim arises which would be subject to indemnification by DGLP and Rovion.

The transaction was accomplished through arms-length negotiations between the Registrant’s management and the management of DGLP and Rovion. The Registrant had previously entered into an asset purchase agreement with DGLP and Rovion for the assets, but that agreement was terminated after DGLP and Rovion informed the Registrant that it intended to file for bankruptcy. The Registrant has also previously had contractual relationships with DGLP and Rovion for the provision of certain development services. Additionally, the Registrant loaned DGLP $485,000, which amounts were repaid by DGLP, per the Agreement, from the purchase price. Our chairman and chief executive officer, Heath Clarke, has served on the Advisory Board of DGLP since August 2006. Norman K. Farra, Jr., a member of our Board of Directors, served on the Advisory Board of DGLP from September 2007 to February 2010 and has previously provided financial advisory services to DGLP, as recently as February 2010. Mr. Clarke owns 175,395 shares of common stock of DGLP, has options to purchase 169,194 shares of DGLP common stock at an exercise price of $0.133 per share and 225,592 shares of DGLP common stock at an exercise price of $0.089 per share. Mr. Farra owns 181,000 shares of common stock of DGLP, has warrants to purchase 1,500,000 shares of common stock of DGLP at a strike price of $0.05 per share and warrants to purchase 181,000 shares of common stock of DGLP at a strike price of $0.055 per share. Mr. Sawtell previously served as the president and chief operations officer of the Registrant from March 2000 to March 2005.
Yahoo Amendment
On May 6, 2011, the Registrant entered into Amendment Number 3 (the “Yahoo Third Amendment”) to that certain Yahoo! Publisher Network Agreement with Yahoo! Inc. dated August 25, 2010, as amended by Amendment Number 1, dated August 30, 2010, and by Amendment Number 2, dated April 4, 2011 (the “Agreement”). The Yahoo Third Amendment amends the Agreement to amend and restate a portion of the deployment of services section of the Agreement and to add and modify certain definitions contained in Attachment F of the Agreement. The effective date of the Yahoo Third Amendment is May 6, 2011.
The foregoing description of the Yahoo Third Amendment is qualified in its entirety by reference to the full text of the Yahoo Third Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1(1)	Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated April 4, 2011.

Exhibit 10.2	Amendment Number 3 to Yahoo! Publisher Network Contract dated May 6, 2011, by and among the Registrant and Yahoo! Inc.

Exhibit 99.1	Press Release of Local.com Corporation dated May 9, 2011.

(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 8, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: May 11, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1(1)	Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated April 4, 2011.

10.2	Amendment Number 3 to Yahoo! Publisher Network Contract dated May 6, 2011, by and among the Registrant and Yahoo! Inc.

99.1	Press Release of Local.com Corporation dated May 9, 2011.

(1)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2011.